Exhibit (c)(2)

Exhibit (c)(2)

CONFIDENTIAL

Project Promotion

Materials Prepared for the Strategic

Coordination Committee

October 27, 2010

Harris Williams&Co.

middle market

CONFIDENTIAL

Disclaimer

The following pages contain material provided to the Strategic Coordination Committee of the Board of Directors (the “Special Committee”) of Promotion (“Promotion” or the “Company”) by Harris Williams & Co. (“HW&Co.”) in connection with a potential sale transaction (the “Transaction”). HW&Co. has been retained by the Company on behalf of, and reports to, the Special Committee. The accompanying material was compiled and prepared on a confidential basis for use by the Special Committee and not with a view toward public disclosure under any securities laws or otherwise.

The information utilized in preparing this material was obtained from Promotion’s management and other representatives or public sources. Any estimates, projections or information for Promotion contained herein have been prepared by management of Promotion, or are based upon such estimates, projections or information, and involve numerous and significant subjective judgments, which may or may not be realized. HW&Co. was not engaged to and does not take responsibility for such estimates and projections, or the basis on which they were prepared. HW&Co. relied upon the accuracy and completeness of all financial and other information, including accounting, tax and legal information, without independent verification of such information, and relied upon the assurances of the management of Promotion that it is not aware of any relevant information that has been omitted or that remains undisclosed to HW&Co. No representation or warranty, express or implied, is made as to the accuracy or completeness of any such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future operational or financial performance of Promotion.

The material contained herein was prepared for use in the context of a presentation to the Special Committee, which is familiar with the business and the affairs of Promotion and, accordingly, neither Promotion nor HW&Co. nor any of their respective legal or financial advisors take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Special Committee. The accompanying material is necessarily based upon information available to HW&Co., and financial, stock market and other conditions and circumstances existing and disclosed to HW&Co., as of the date of the accompanying material. HW&Co. undertakes no obligation to update or otherwise revise the accompanying materials. Nothing contained herein should be construed as tax, accounting, regulatory, insurance, legal or other similar professional advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by HW&Co. or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties. Each taxpayer should seek advice from an independent tax advisor.

HarrisWilliams&Co.

middle market

Project Promotion

CONFIDENTIAL

Table of Contents

Financial Analysis I

Appendix A: Supporting Materials

HarrisWilliams&Co.

middle market

Project Promotion

CONFIDENTIAL

Summary of Third-Party Solicitation Process

In early 2010, 12 strategic and financial buyers were initially contacted regarding their potential interest in acquiring Promotion. After receipt of a proposal from Equity Group Investments, L.L.C. ( “EGI ”), a significant stockholder of Rewards, to take Promotion private, a broad third-party solicitation process was conducted.

• 114 potentially interested parties were contacted.

• 100% of parties contacted received a Summary Fact Sheet ( “SFS” ).

• After signing non-disclosure agreements, Confidential Information Memoranda (“CIM”) were distributed to 34 parties.

• 6 parties submitted indications of interest.

• 5 parties attended management visits.

• 1 party, EGI, submitted a formal offer.

Summary1

Total Buyers % Received SFS % Received CIM % Submitted IOI %

Strategic 14 12.3% 14 100.0% 2 14.3% 0 0.0%

Financial 100 87.7% 100 100.0% 32 32.0% 6 18.8%

Total 114 100.0% 114 100.0% 34 29.8% 6 17.6%

(1) Percentages represent the percent of the prior column.

HarrisWilliams&Co.

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I - 1 Project Promotion

CONFIDENTIAL

Promotion’s Stock Trading History (Two-Year Stock Price Chart)

Two-Year Historical Stock Performance (October 2008 to October 2010)1

Closing Market Price (US$)

$16.00

$14.00

$12.00

$10.00

$8.00

$6.00

$4.00

$2.00

$0.00

Stock Price Returns

6-Month: (0.7)%

1-Year: 30.9%

2-Years: 72.5%

Added to Russell 3000

Reverse stock split

$2.00 per share cash dividend paid2

Promotion receives $13.75 per share revised proposal from EGI

Promotion receives $13.50 per share proposal from EGI

Removed from Russell 30003

1000 900 800 700 600 500 400 300 200 100 0

Volume (000s)

Oct-08 Feb-09 Jun-09 Oct-09 Feb-10 Jun-10 Oct-10

Source: Capital IQ as of October 26, 2010.

(1) Adjusted for reverse stock split.

(2) A $2.00 cash dividend was announced on October 5, 2009 and paid on October 22, 2009.

(3) Removed from Russell 3000 on June 28, 2010.

HarrisWilliams&Co.

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I - 2 Project Promotion

CONFIDENTIAL

Promotion’s Stock Trading History (Volume Traded Chart)

Stock Traded at Specified Prices – Last Two Years

Total Shares Traded (000s)

8,000 6,000 4,000

2,000

0

6,867

5,016

3,522

48

$6.00-$9.00 $9.00-$12.00 $12.00-$15.00 $15.00-$18.00

Stock Price Range

Total Shares Traded1 (000s): 15,675 Weighted-Average Stock Price1: $10.90

Source: Capital IQ as of October 26, 2010.

(1) Includes 223 shares traded below $6.00 per share.

Last Year

Total Shares Traded (000s)

6,000

4,000

2,000

0

4,636

1,189

0 48

$6.00-$9.00 $9.00-$12.00 $12.00-$15.00 $15.00-$18.00

Stock Price Range

Total Shares Traded (000s): 5,873 Weighted-Average Stock Price: $13.12

Source: Capital IQ as of October 26, 2010.

Recent Stock Price Statistics and Performance

Promotion Stock Price Stats and Performance1

Current Stock Price (as of 10/26/10) $14.40

52-Week High $15.09

52-Week Low $9.90

Promotion S&P 500

Performance:

1-Year Return 30.9% 11.1%

Against 52-Week Low 45.5% 15.9%

Against 52-Week High (4.6%) (2.6%)

Since Stock Repurchase (4/22/09) 60.2% 40.6%

Since Reverse Stock Split (7/7/09) 51.6% 34.6%

Source: Capital IQ as of October 26, 2010.

(1) Adjusted for $2.00 cash dividend paid October 22, 2009.

Last Six Months

Total Shares Traded (000s)

4,000 3,000 2,000 1,000 0

3,200

513

0 0

$6.00-$9.00 $9.00-$12.00 $12.00-$15.00 $15.00-$18.00

Stock Price Range

Total Shares Traded (000s): 3,713 Weighted-Average Stock Price: $13.31

Source: Capital IQ as of October 26, 2010.

Harris Williams&Co.

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I - 3 Project Promotion

CONFIDENTIAL

Indexed Stock Price Performance of Selected Companies

Selected Companies Index1 vs. NASDAQ and Promotion

For the Three Years Ended October 26, 2010

240 180 120 60 0

217

109 103 89 72

Oct-07 Feb-08 Jun-08 Oct-08 Feb-09 Jun-09 Oct-09 Feb-10 Jun-10

Loyalty Companies Information Services Companies E-Commerce Companies Promotion NASDAQ

Source: Capital IQ as of October 26, 2010.

(1) Indices of loyalty companies, information services companies, and e-commerce companies are price weighted.

Market Data

($ and shares in 000s, except per share data)

Closing Stock Price as of October 26, 2010 $14.40

52-week High $15.09

52-week Low $9.90

Fully Diluted Shares Outstanding1 9,169

Market Capitalization $132,037

Net Cash2 10,574

Implied Enterprise Value $121,463

Source: Capital IQ and Promotion public filings as of October 26, 2010.

(1) As of October 26, 2010.

(2) Forecasted cash balance as of 12/31/10E, per Promotion management estimates.

Stock Price Trading - Promotion

Period Weighted Average Stock Price Average Daily Volume (000s)

Last 1 Month $14.30 7

Last 6 Months $13.31 29

Last 12 Months $13.12 23

Source: Capital IQ as of October 26, 2010.

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I - 4 Project Promotion

CONFIDENTIAL

Implied Transaction Multiples

Summary Implied Multiples[1]
($ in 000s, except for per share data)

		EGI Offer
Price Per Share		**$13.75**
Premium to Closing Stock Price[2]	$14.40	(5%)
Premium to Average Closing Stock Price Post-EGI Schedule 13D Filing[3]	$14.03	(2%)
Pre-EGI Schedule 13D:		
Premium to Pre-EGI Schedule 13D Closing Stock Price[4]	$9.90	39%
Premium to 30-Day Average	$11.67	18%
Premium to 90-Day Average	$13.14	5%
Premium to 52-Week Average	$12.08	14%
Premium to 52-Week Low	$9.07	52%
Premium to 52-Week High	$15.09	(9%)
Diluted Share Count		9,168
Implied Equity Value		$126,066
Less: Cash		10,574
Implied Enterprise Value		**$115,492**
Implied Enterprise Value as a Multiple of Adjusted EBITDA[5]:		
LTM September 2010	$19,992	5.8x
2010E - Current Projections	$20,722	5.6x
2011P - Current Projections	$21,718	5.3x

Source: Capital IQ, Promotion public filings and Promotion management.
(1) Promotion stock price adjusted for $2.00 cash dividend paid on October 22, 2009.
(2) As of October 26, 2010.
(3) Represents average closing stock price from June 9, 2010 to October 26, 2010.
(4) Closing stock price on June 8, 2010 (last trading day prior to EGI's Schedule 13D filed on June 9, 2010).
(5) Adjusted for certain non-recurring items.

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Project Promotion

CONFIDENTIAL

Earnings Base – *Current Projections*

Summary of Historical and Projected Financial Results – Current Projections
For the Years Ended and Ending December 31, 2005 – 2015P and the Trailing 12-Month Period Ended September 30, 2010
($ in 000s)

	2005	2006	2007	2008	2009	LTM 9/30/10	2010E	2011P	2012P	2013P	2014P	2015P	CAGR 2010E-2015P
Net Revenue	$143,914	$126,558	$115,202	$117,913	$108,552	$110,337	$113,003	$121,179	$129,453	$137,398	$145,082	$149,435	5.7%
% Growth	*NM*	*(12.1%)*	*(9.0%)*	*2.4%*	*(7.9%)*	*NM*	*4.1%*	*7.2%*	*6.8%*	*6.1%*	*5.6%*	*3.0%*	
Gross Profit	$77,051	$83,496	$66,225	$75,480	$70,396	$74,796	$76,205	$80,346	$85,532	$90,348	$95,583	$98,450	5.3%
% Growth	*NM*	*8.4%*	*(20.7%)*	*14.0%*	*(6.7%)*	*NM*	*8.3%*	*5.4%*	*6.5%*	*5.6%*	*5.8%*	*3.0%*	
Operating Expenses	$66,585	$57,888	$61,759	$58,092	$52,498	$54,804	$55,484	$58,628	$61,724	$64,805	$67,945	$69,984	4.8%
% Growth	*NM*	*(13.1%)*	*6.7%*	*(5.9%)*	*(9.6%)*	*NM*	*5.7%*	*5.7%*	*5.3%*	*5.0%*	*4.8%*	*3.0%*	
Adjusted EBITDA	$10,466	$25,607	$4,466	$17,388	$17,898	$19,992	$20,722	$21,718	$23,808	$25,543	$27,638	$28,467	6.6%
% Growth	*NM*	*144.7%*	*(82.6%)*	*289.4%*	*2.9%*	*NM*	*15.8%*	*4.8%*	*9.6%*	*7.3%*	*8.2%*	*3.0%*	
Capital Expenditures	$2,503	$4,643	$8,066	$4,186	$3,054	$4,392	$5,236	$4,000	$4,000	$4,000	$4,000	$4,000	
As a % of Revenue													
Gross Margin	53.5%	66.0%	57.5%	64.0%	64.8%	67.8%	67.4%	66.3%	66.1%	65.8%	65.9%	65.9%	
Adjusted EBITDA	7.3%	20.2%	3.9%	14.7%	16.5%	18.1%	18.3%	17.9%	18.4%	18.6%	19.0%	19.0%	

Source: Promotion public filings; Promotion management projections as of October 8, 2010 (the "Current Projections").
Note: "NM" denotes data not meaningful.

Harris Williams&Co. middle market

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Project Promotion

CONFIDENTIAL

Summary of Promotion Implied Reference Ranges

Summary Financial Analysis

($ in millions, except per share data)

EGI Offer: $13.75

Equity Value Per Share1 $9.06 $9.97 $10.87 $11.78 $12.68 $13.59 $14.49 $15.39 $16.29 $17.20 $18.10 $19.01 $19.91

Enterprise Value $72.5 $80.8 $89.1 $97.4 $105.7 $114.0 $122.3 $130.5 $138.8 $147.1 $155.4 $163.7 $172.0

Selected Public Companies Analysis

Selected Precedent Transactions Analysis

Discounted Cash Flow Analysis

Leveraged Buyout Analysis

Premiums Paid Analysis

52-Week Stock Price Range2

$16.42-$17.95

$16.15-$18.34

$12.40-$14.32

$12.03-$13.69

$11.95-$14.57 $9.90-$15.09

Companies

Deals

DCF

LBO

– 2010E EBITDA Multiple: 7.3x – 8.3x

– 2011P EBITDA Multiple: 6.2x – 7.2x

– 2010E P/E Multiple: 15.4x – 16.4x

– 2011P P/E Multiple: 14.2x – 15.2x

– LTM EBITDA Multiple: 6.9x – 7.9x

– EBITDA CAGR: 6.6%

– Discount Rate: 16.1% – 17.1%

– Exit Multiple: 6.0x – 7.0x

– EBITDA CAGR: 6.6%

– Leverage: 2.65x – 3.15x EBITDA

– Equity IRR: 24.0% – 26.0%

– Exit Multiple: 6.0 x – 7.0x

3.50x 3.90x 4.30x 4.70x 5.10x 5.50x 5.90x 6.30x 6.70x 7.10x 7.50x 7.90x 8.30x

Enterprise Value as a Multiple of 2010E EBITDA

Source: Promotion data per Promotion management’s Current Projections.

(1) Calculated using 9,168,455 fully diluted shares outstanding as of October 26, 2010 and assuming net cash of $10.6 million as of 12/31/10E, per Promotion management estimates.

(2) For informational purposes.

Harris Williams&Co.

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I - 7 Project Promotion

CONFIDENTIAL

Current Projections Sensitivities

At the request of the Special Committee, management ran sensitivities to illustrate the potential impact that changes to key drivers of Promotion management’s Current Projections could have on Promotion’s valuation.

Changes to ARPM (“Average Revenue per Merchant”) - If all other assumptions are held constant and ARPM were to grow at 0.5% per year (through the forecast period) as opposed to 1.3% growth per year under the Current Projections, then Promotion’s implied equity value per share decreases by approximately $0.67 - $1.35 per share.

Changes to Sales Force Productivity - If all other assumptions are held constant and Sales Force Productivity were to grow to 6.0 boardings per month (through the forecast period) as opposed to 7.3 boardings per month over the same period under the Current Projections, then Promotion’s implied equity value per share decreases by approximately $2.47 - $5.03 per share. If all other assumptions are held constant and Sales Force Productivity were to grow to 6.5 boardings per month (through the forecast period), then Promotion’s implied equity value per share decreases by approximately $1.47 - $3.01 per share.

Discounted Cash Flow Sensitivity1

ARPM Sensitivity

EBITDA Exit Multiples in Year 5

5.5x 6.0x 6.5x 7.0x 7.5x

0.50% $10.84 $11.49 $12.14 $12.79 $13.44

ARPM

Annual

Growth

1.00% 11.39 12.09 12.78 13.47 14.16

1.30% 11.91 12.63 13.35 14.07 14.79

Sales Force Productivity Sensitivity

EBITDA Exit Multiples in Year 5

5.5x 6.0x 6.5x 7.0x 7.5x

6.0 8.06 8.48 8.91 9.33 9.76

Boardings

per Month

6.5 9.61 10.15 10.69 11.23 11.78

7.3 11.91 12.63 13.35 14.07 14.79

Leveraged Buyout Sensitivity2

ARPM Sensitivity

EBITDA Exit Multiples in Year 5

5.5x 6.0x 6.5x 7.0x 7.5x

0.50% $11.26 $11.68 $12.10 $12.52 $12.94

ARPM

Annual

Growth

1.00% 11.62 12.07 12.52 12.96 13.41

1.30% 11.93 12.40 12.86 13.33 13.80

Sales Force Productivity Sensitivity

EBITDA Exit Multiples in Year 5

5.5x 6.0x 6.5x 7.0x 7.5x

6.0 9.46 9.73 10.01 10.28 10.56

Boardings

per Month

6.5 10.45 10.80 11.16 11.51 11.86

7.3 11.93 12.40 12.86 13.33 13.80

(1) Assumes WACC of 16.6%.

(2) Assumes leverage of 2.9x EBITDA and Equity IRR of 25.0%.

Project Promotion

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I - 8

CONFIDENTIAL

Table of Contents

Financial Analysis I

Appendix A: Supporting Materials

Project Promotion

Harris Williams&Co.

middle market

CONFIDENTIAL

Methodologies

The companies included in the Selected Public Companies Analysis and Selected Precedent Transactions Analysis were selected as representative of industry segments with which Promotion could be identified. However, Promotion is distinguished from such companies by its business mix, including its credit exposure to the independent restaurant industry. Given the distinctions between Promotion and the selected companies and the companies involved in the selected transactions, we have not relied on the Selected Public Companies Analysis and Selected Precedent Transactions Analysis.

Methodology

Selected Public Companies Analysis

Selected Precedent Transactions Analysis

Discounted Cash Flow Analysis

Leveraged Buyout Analysis

Premiums Paid Analysis

Brief Description

Demonstrates how the public markets currently value selected companies.

Demonstrates how acquirers have valued companies in selected transactions.

Analyzes the Company’s future unlevered free cash flows, discounted at a risk-adjusted rate.

Used by financial buyers to derive a value that provides an adequate return on invested equity based on the Company’s expected future cash flows and current terms and availability of debt financing.

Values a target company by utilizing premiums paid by acquirers in selected transactions.

Project Promotion

Harris Williams&Co.

middle market

CONFIDENTIAL

Market Performance of Selected Public Companies

Recent Market Performance of Selected Companies[1]
($ in 000s, except per share data)

Company	Ticker	Market Capitalization	52-Week High	52-Week Low	Closing Stock Price	As a % of High	Stock Performance One-Year	Stock Performance Three-Year
Customer Loyalty/Rewards Providers								
Alliance Data Systems Corporation	NYSE:ADS	$3,271,141	$78.19	$52.70	$62.15	79.5%	4.4%	(22.7%)
Groupe Aeroplan Inc.	TSX:AER	2,299,858	$12.67	$8.34	$12.13	95.7%	40.9%	(48.8%)
OpenTable, Inc.[2]	NasdaqGM:OPEN	1,402,690	$70.45	$24.04	$61.36	87.1%	135.9%	NM
Information Services Providers								
Experian plc	LSE:EXPN	$11,630,677	$11.58	$8.73	$11.49	99.2%	24.8%	12.7%
Fiserv, Inc.	NasdaqGS:FISV	8,323,267	$55.90	$44.80	$55.45	99.2%	13.7%	2.5%
Equifax Inc.	NYSE:EFX	4,131,845	$36.63	$27.21	$33.05	90.2%	15.7%	(12.2%)
Acxiom Corporation	NasdaqGS:ACXM	1,439,542	$19.99	$9.58	$17.99	90.0%	86.0%	38.3%
E-Commerce/Online Marketing Companies								
priceline.com Incorporated	NasdaqGS:PCLN	$18,118,028	$375.50	$154.12	$374.44	99.7%	109.2%	334.2%
Expedia Inc.	NasdaqGS:EXPE	8,048,337	$29.85	$18.30	$28.29	94.8%	6.7%	(12.8%)
IAC/InterActiveCorp.	NasdaqGS:IACI	2,768,604	$27.09	$18.77	$26.47	97.7%	36.8%	(51.1%)
Harte-Hanks Inc.	NYSE:HHS	810,544	$15.84	$9.25	$12.74	80.4%	(1.6%)	(25.9%)
Orbitz Worldwide, Inc.	NYSE:OWW	688,405	$8.11	$3.56	$6.73	83.0%	6.5%	(38.9%)
Specialty Finance & Payment Processing Companies								
Total System Services, Inc.	NYSE:TSS	$3,097,394	$17.75	$13.41	$15.69	88.4%	(4.7%)	(46.4%)
World Acceptance Corp.	NasdaqGS:WRLD	666,190	$46.08	$23.32	$42.53	92.3%	69.3%	29.5%
Heartland Payment Systems, Inc.	NYSE:HPY	567,073	$19.51	$10.45	$14.89	76.3%	14.8%	(47.9%)
Global Cash Access Holdings, Inc.	NYSE:GCA	251,559	$9.26	$3.46	$3.76	40.6%	(40.5%)	(62.8%)
Overall Median	--	**$2,768,604**	**$19.99**	**$13.41**	**$17.99**	**90.2%**	**14.8%**	**(22.7%)**
Promotion		**$132,037**	**$15.09**	**$9.90**	**$14.40**	**95.4%**	**30.9%**	**26.0%**
NASDAQ	--	--	**2,530.15**	**2,045.11**	**2,497.29**	**98.7%**	**16.6%**	**(10.9%)**

Source: Capital IQ.
Note: "NM" denotes data not meaningful.
(1) As of October 26, 2010.
(2) Excluded from median as outlier.

Harris Williams&Co. middle market

A - 2

Project Promotion

CONFIDENTIAL

Comparison of Selected Public Companies

Selected Financial Data for Selected Companies
($ in 000s)

	Size		Profitability[1]		Projected Growth[1]			
	Market	LTM	LTM Margins		Sales		EPS	
Company	Capitalization[2]	Revenue	EBITDA	EBIT	2010E	2011P	2010E	2011P
Customer Loyalty/Rewards Providers								
Alliance Data Systems Corporation	$3,271,141	$2,579,865	27.7%	23.1%	40.1%	10.1%	11.7%	19.7%
Groupe Aeroplan Inc.	2,299,858	1,702,731	12.9%	8.1%	51.8%	6.4%	8.5%	22.7%
OpenTable, Inc.[3]	1,402,690	79,915	24.5%	18.1%	35.0%	37.5%	115.7%	58.2%
Median	**$2,785,500**	**$2,141,298**	**20.3%**	**15.6%**	**46.0%**	**8.2%**	**10.1%**	**21.2%**
Information Services Providers								
Experian plc	$11,630,677	$3,880,000	29.1%	19.1%	3.9%	6.2%	6.7%	15.6%
Fiserv, Inc.	8,323,267	4,084,000	30.7%	23.5%	0.3%	3.8%	9.2%	9.8%
Equifax Inc.	4,131,845	1,872,600	32.1%	23.2%	0.4%	4.9%	5.7%	11.6%
Acxiom Corporation	1,439,542	1,113,649	22.0%	9.5%	4.5%	4.1%	40.6%	19.2%
Median	**$6,227,556**	**$2,876,300**	**29.9%**	**21.2%**	**2.2%**	**4.5%**	**7.9%**	**13.6%**
E-Commerce/Online Marketing Companies								
priceline.com Incorporated	$18,118,028	$2,624,245	23.6%	22.1%	28.6%	20.7%	43.4%	25.8%
Expedia Inc.	8,048,337	3,101,825	24.7%	22.0%	10.3%	11.9%	20.5%	18.1%
IAC/InterActiveCorp.	2,768,604	1,492,517	8.8%	2.9%	16.9%	8.0%	78.0%	53.2%
Harte-Hanks Inc.	810,544	834,595	13.8%	10.8%	(2.6%)	3.4%	6.6%	18.8%
Orbitz Worldwide, Inc.	688,405	742,292	18.4%	8.3%	2.6%	9.6%	(103.7%)	101.4%
Median	**$2,768,604**	**$1,492,517**	**18.4%**	**10.8%**	**10.3%**	**9.6%**	**20.5%**	**25.8%**
Specialty Finance & Payment Processing Companies								
Total System Services, Inc.	$3,097,394	$1,712,425	27.6%	19.4%	(0.8%)	2.5%	(11.9%)	7.4%
World Acceptance Corp.	666,190	450,965	32.9%	31.1%	10.3%	9.8%	17.4%	11.4%
Heartland Payment Systems, Inc.	567,073	1,749,631	3.8%	2.5%	(72.6%)	8.5%	0.3%	22.7%
Global Cash Access Holdings, Inc.	251,559	628,737	13.1%	10.3%	(6.5%)	(10.4%)	(12.1%)	(8.7%)
Median	**$616,631**	**$1,170,581**	**20.3%**	**14.9%**	**(3.7%)**	**5.5%**	**(5.8%)**	**9.4%**
Overall Median	**$2,768,604**	**$1,712,425**	**23.6%**	**19.1%**	**3.9%**	**6.4%**	**8.5%**	**18.8%**
Promotion	**$132,037**	**$110,337**	**18.1%**	**13.6%**	**4.1%**	**7.2%**	**19.0%**	**10.8%**

Source: Capital IQ; Promotion projections per Promotion management's Current Projections.
(1) Income statement statistics are based on the most recent 12-month period.
(2) As of October 26, 2010.
(3) Excluded from median as outlier.

Harris Williams&Co. middle market
A - 3
Project Promotion

CONFIDENTIAL

Implied Trading Multiples of Selected Public Companies

Implied Trading Multiples of Selected Companies[1]

($ in 000s)

Company	Market Capitalization	Enterprise Value	EV/Sales LTM	EV/Sales 2010E	EV/Sales 2011P	EV/EBITDA LTM	EV/EBITDA 2010E	EV/EBITDA 2011P	P/E LTM	P/E 2010E	P/E 2011P
Customer Loyalty/Rewards Providers											
Alliance Data Systems Corporation	$3,271,141	$9,138,141	3.5 x	3.3 x	3.0 x	12.8 x	11.0 x	10.1 x	17.4 x	11.0 x	9.2 x
Groupe Aeroplan Inc.	2,299,858	2,383,884	1.4 x	1.2 x	1.1 x	10.8 x	7.8 x	6.7 x	33.1 x	12.3 x	10.0 x
OpenTable, Inc.[2]	1,402,690	1,321,580	16.5 x	14.2 x	10.2 x	67.4 x	43.8 x	28.1 x	153.9 x	102.9 x	65.0 x
Median:	**$2,785,500**	**$5,761,013**	**2.5 x**	**2.2 x**	**2.1 x**	**11.8 x**	**9.4 x**	**8.4 x**	**25.3 x**	**11.7 x**	**9.6 x**
Information Services Providers											
Experian plc	$11,630,677	$13,557,677	3.5 x	3.4 x	3.2 x	12.0 x	10.5 x	9.7 x	19.4 x	17.1 x	14.8 x
Fiserv, Inc.	8,323,267	11,424,267	2.8 x	2.8 x	2.7 x	9.1 x	8.5 x	8.1 x	17.3 x	13.9 x	12.6 x
Equifax Inc.	4,131,845	5,143,845	2.7 x	2.8 x	2.7 x	8.6 x	8.6 x	8.0 x	16.7 x	15.5 x	15.3 x
Acxiom Corporation	1,439,542	1,729,409	1.6 x	1.5 x	1.4 x	7.0 x	6.4 x	6.1 x	28.7 x	24.1 x	20.2 x
Median:	**$6,227,556**	**$8,284,056**	**2.8 x**	**2.8 x**	**2.7 x**	**8.8 x**	**8.6 x**	**8.1 x**	**18.3 x**	**16.3 x**	**15.0 x**
E-Commerce/Online Marketing Companies											
priceline.com Incorporated	$18,118,028	$17,449,216	6.6 x	5.8 x	4.8 x	28.1 x	21.2 x	16.6 x	32.0 x	31.6 x	25.0 x
Expedia Inc.	8,048,337	7,877,191	2.5 x	2.4 x	2.2 x	10.3 x	8.3 x	7.4 x	20.5 x	17.2 x	14.6 x
IAC/InterActiveCorp.	2,768,604	1,457,824	1.0 x	0.9 x	0.8 x	11.1 x	6.0 x	5.2 x	NM	33.4 x	21.7 x
Harte-Hanks Inc.	810,544	944,274	1.1 x	1.1 x	1.1 x	8.2 x	8.2 x	7.2 x	15.7 x	14.6 x	12.3 x
Orbitz Worldwide, Inc.	688,405	1,040,342	1.4 x	1.4 x	1.3 x	7.6 x	6.7 x	6.2 x	NM	53.6 x	26.6 x
Median:	**$2,768,604**	**$1,457,824**	**1.4 x**	**1.4 x**	**1.3 x**	**10.3 x**	**8.2 x**	**7.2 x**	**20.5 x**	**31.6 x**	**21.7 x**
Specialty Finance & Payment Processing Companies											
Total System Services, Inc.	$3,097,394	$3,095,891	1.8 x	1.8 x	1.8 x	6.6 x	6.6 x	6.3 x	15.0 x	15.9 x	14.7 x
World Acceptance Corp.	666,190	879,324	1.9 x	1.8 x	1.7 x	5.9 x	5.5 x	5.2 x	8.6 x	8.3 x	7.4 x
Heartland Payment Systems, Inc.	567,073	636,666	0.4 x	1.4 x	1.3 x	9.5 x	7.8 x	6.6 x	NM	18.1 x	14.8 x
Global Cash Access Holdings, Inc.	251,559	413,661	0.7 x	0.7 x	0.7 x	5.0 x	5.3 x	6.0 x	8.9 x	5.9 x	6.5 x
Median:	**$616,631**	**$757,995**	**1.2 x**	**1.6 x**	**1.5 x**	**6.2 x**	**6.1 x**	**6.1 x**	**8.9 x**	**12.1 x**	**11.0 x**
Overall Median:	**$2,768,604**	**$2,383,884**	**1.8 x**	**1.8 x**	**1.7 x**	**9.1 x**	**7.8 x**	**6.7 x**	**17.4 x**	**15.9 x**	**14.7 x**
Promotion:	**$132,037**	**$121,463**	**1.1 x**	**1.1 x**	**1.0 x**	**6.1 x**	**5.9 x**	**5.6 x**	**15.4 x**	**13.6 x**	**12.3 x**

Source: Capital IQ; Promotion projections per Promotion management's Current Projections.
Note: "NM" denotes data not meaningful.
(1) As of October 26, 2010.
(2) Excluded from median as outlier.

Harris Williams & Co. middle market

A - 4

Project Promotion

CONFIDENTIAL

Implied Reference Range Based on Selected Public Companies Analysis

The implied reference range for Promotion based on the median multiples of the selected public companies is approximately $16.42 - $17.95 per share.

Implied Multiples and Reference Range

($ in 000s, except per share data)

Selected Multiple Range Implied Enterprise Value Implied Equity Value Implied Equity Value Per Share1

Low Median High Promotion Low High Net Debt Low High Low High

2010E EBITDA 7.3x - 7.8x - 8.3x $20,722 $152,054 $172,776 ($10,574) $162,628 $183,350 $17.74 $20.00

2011P EBITDA 6.2x 6.7x 7.2x 21,718 134,118 155,836 (10,574) 144,692 166,410 15.78 18.15

2010E EPS 15.4x - 15.9x - 16.4x 9,680 138,488 148,168 (10,574) 149,062 158,742 16.26 17.31

2011P EPS 14.2x - 14.7x - 15.2x 10,723 141,433 152,156 (10,574) 152,007 162,730 16.58 17.75

Median $150,534 $164,570 $16.42 $17.95

Add Net Debt(10,574) (10,574)

Implied Enterprise Value $139,960 $153,996

Source: Promotion data per Promotion management and Promotion management’s Current Projections.

(1) Calculated using 9,168,455 fully diluted shares outstanding as of October 26, 2010 and assuming net cash of $10.6 million as of 12/31/10E, per Promotion management estimates.

Project Promotion

Harris Williams&Co.

middle market

CONFIDENTIAL

Implied Multiples of Selected Transactions

Implied Multiples of Selected Transactions

($ in 000s)

Target Acquirer Date Acquisition Price LTM Margins 1 Enterprise Value/LTM

Gross Margin EBITDA Sales EBITDA

Connexions Loyalty Travel Solutions Affinion Group, Inc. Jul-10 Confidential

SoftBrands, Inc. Golden Gate Capital Aug-09 94,700 59.0% 11.4% 0.9 x 6.0 x

People Media LLC IAC/InterActiveCorp. Jul-09 80,000 NA NA NA 6.9 x

Archway Marketing Services, Inc. Union Street Acquisition Corp. Feb-08 80,300 NA NA NA 7.7 x

Vertrue, Inc. One Equity Partners LLC Aug-07 790,473 77.4% 13.8% 1.0 x 7.2 x

Chartered Marketing Services, Inc. Intersections, Inc. Jul-06 59,480 48.6% 14.5% 1.2 x 7.4 x

MyPoints.com United Online, Inc. Apr-06 56,000 71.0% NA 1.5 x 11.7 x

Median: $80,300 65.0% 14.1% 1.2x 7.4x

Source: Capital IQ and Merger Market.

Note: “NA” denotes data not publicly available.

(1) Income statement statistics are based on most recent 12-month period prior to announcement of transaction.

Project Promotion

Harris Williams&Co.

middle market

CONFIDENTIAL

Implied Reference Range Based on Selected Transactions Analysis

The implied reference range for Promotion based on the median multiples of the selected transactions is approximately $16.15 - $18.34 per share.

Implied Multiples and Reference Range

($ in 000s)

Selected Multiple Range Implied Enterprise Value Implied Equity Value Implied Equity Value Per Share1

Low Median High Promotion Low High Net Debt Low High Low High

LTM Sept. 2010 EBITDA 6.9x - 7.4x - 7.9x $19,992 $137,538 $157,530 ($10,574) $148,112 $168,104 $16.15 $18.34

Add Net Debt ($10,574) ($10,574)

Implied Enterprise Value $137,538 $157,530

Source: Promotion data per Promotion management and Promotion management’s Current Projections.

(1) Calculated using 9,168,455 fully diluted shares outstanding as of October 26, 2010 and assuming net cash of $10.6 million as of 12/31/10E, per Promotion management estimates.

Project Promotion

Harris Williams&Co.

middle market

CONFIDENTIAL

Discounted Cash Flow Analysis – Current Projections

Based on Promotion management’s Current Projections, the implied reference range for Promotion is approximately $12.40 - $14.32 per share.

Net Present Value Calculation

($ in 000s)

Dec-10

NPV of Free Cash Flow $25,958

NPV of Terminal Value 85,824

Implied Enterprise Value $111,782

Plus: Cash & Equivalents 10,574

Less: Total Debt 0

Implied Equity Value $122,356

Assumptions:

Tax Rate 39.3%

Source: Promotion data per Promotion management’s Current Projections.

Implied Equity Value Per Share Sensitivity

EBITDA Exit Multiples in Year 5

5.5x 6.0x 6.5x 7.0x 7.5x

15.6% $12.33 $13.08 $13.84 $14.59 $15.34

16.1% 12.12 12.85 13.59 14.32 15.06

WACC 16.6% 11.91 12.63 13.35 14.07 14.79

17.1% 11.70 12.40 13.11 13.81 14.52

17.6% 11.50 12.19 12.88 13.57 14.26

Project Promotion

Harris Williams&Co.

middle market

CONFIDENTIAL

Leveraged Buyout Analysis – Current Projections

Based on Promotion management’s Current Projections and certain rates of return and other assumptions, the implied reference range for Promotion is approximately $12.03 - $13.69 per share, net of transaction costs.

Sources and Uses

($ in 000s)

Sources Amount Multiple EBITDA % of Sources

Bank Revolver $0 0.00x 0.0%

Senior Debt 60,000 2.90x 54.8%

Second Lien 0 0.00x 0.0%

Subordinated Debt 0 0.00x 0.0%

Total Debt $60,000 2.90x 54.8%

Sponsor Equity 49,569 2.39x 45.2%

Total Sources $109,569 5.29x 100.0%

Less: Estimated Transaction Costs (2,210) (0.11)x (2.0%)

Total Implied Enterprise Value $107,358 5.18x 98.0%

Plus: Cash and Cash Equivalents 10,574

Less: Total Debt 0

Equity Value $117,932

Fully Diluted Shares Outstanding 9,168

Fully Diluted Implied Equity Value Per Share $12.86

Uses Amount Multiple EBITDA % of Uses

Equity Purchase Price $117,932 5.69x 107.6%

Net Debt Retired (10,574) -0.51x (9.7%)

Financing Fees 600 0.03x 0.5%

Other Transaction Costs 1,610 0.08x 1.5%

Total Uses $109,569 5.29x 100.0%

Transaction Assumptions:

Transaction Structure Stock Sale

Transaction Value 107,358

Estimated Transaction Costs 2,210

Senior Debt Rate 4.0%

Management Options 10.0%

Implied Equity Value Per Share: Returns Sensitivity1

EBITDA Exit Multiple

5.5x 6.0x 6.5x 7.0x 7.5x

23.0% $12.30 $12.81 $13.32 $13.82 $14.33

IRR Equity 24.0% 12.11 12.60 13.08 13.57 14.06

25.0% 11.93 12.40 12.86 13.33 13.80

26.0% 11.75 12.20 12.65 13.10 13.55

27.0% 11.59 12.02 12.45 12.88 13.31

Source: Promotion data per Promotion management and Promotion management’s Current Projections.

(1) Assumes constant leverage multiple of 2.90x.

Implied Equity Value Per Share: Leverage Sensitivity1

Total Leverage EBITDA Exit Multiple

5.5x 6.0x 6.5x 7.0x 7.5x

2.40x $11.21 $11.67 $12.14 $12.61 $13.08

2.65x 11.57 12.03 12.50 12.97 13.44

2.90x 11.93 12.40 12.86 13.33 13.80

3.15x 12.29 12.76 13.22 13.69 14.16

3.40x 12.65 13.12 13.58 14.05 14.52

(1) Assumes constant required equity IRR of 25.0%.

Harris Williams&Co.

middle marker

Project Promotion

CONFIDENTIAL

Premiums Paid Analysis

Premiums to Prior Trading Period

For Five Years Ended October 26, 2010

30 25 20 15 10 5 0

28

24

21 21

14

13 13

12 12 12 9 7

<0% 0% - 9.99% 10% - 19.99% 20% - 29.99% 30% - 39.99% >40%

30 Days Prior 1 Day Prior

Premiums to 30 Days Prior Premiums to Day Prior

Median 21.6% 19.9%

Mean 26.7% 24.3%

Source: Capital IQ as of October 26, 2010.

Note: Reflects transactions with enterprise values between $50 million and $250 million of target companies headquartered in North America.

Implied Premiums – Implied Multiples

Closing Stock Price on June 8, 20101

($ in 000s, except per share data)

30 Days 1 Day Median

Closing Stock Price 1 Day Prior to EGI Bid $9.90 $9.90 $9.90

Median Premium 21.6% 19.9% 20.8%

Implied Equity Value Per Share $12.04 $11.87 $11.95

Fully Diluted Shares Outstanding 9,167 9,167 9,167

Implied Equity Value2 $110,372 $108,802 $109,587

Less: Cash 10,574 10,574 10,574

Add: Debt 0 0 0

Implied Enterprise Value $99,798 $98,228 $99,013

Implied EV/2010E Adj. EBITDA 4.8x 4.7x 4.8x

Source: Capital IQ.

(1) Closing stock price one trading day prior to EGI $13.50 proposal.

(2) Calculated using diluted shares outstanding assuming the treasury stock method.

Implied Premiums – Implied Multiples

Closing Stock Price on May 7, 20101

($ in 000s, except per share data)

30 Days 1 Day Median

Closing Stock Price 30 Days Prior to EGI Bid $12.07 $12.07 $12.07

Median Premium 21.6% 19.9% 20.8%

Implied Equity Value Per Share $14.68 $14.47 $14.57

Fully Diluted Shares Outstanding 9,170 9,169 9,169

Implied Equity Value2 $134,601 $132,683 $133,642

Less: Cash 10,574 10,574 10,574

Add: Debt 0 0 0

Implied Enterprise Value $124,026 $122,109 $123,068

Implied EV/2010E Adj. EBITDA 6.0x 5.9x 5.9x

Source: Capital IQ.

(1) Closing stock price 30 days prior to EGI $13.50 proposal.

(2) Calculated using diluted shares outstanding assuming the treasury stock method.

Harris Williams&Co.

middle market

Project Promotion

CONFIDENTIAL

Weighted Average Cost of Capital Calculation

Weighted Average Cost of Capital Calculation

Risk-free Rate 1 4.00%

Beta 2 0.84

Equity Risk Premium 3 6.70%

Size Premium in excess of CAPM 4 6.98%

Cost of Equity 16.61%

Total Debt $0.0

Promotion WACC 16.61%

(1) 30-year U.S. government treasury bond as of 10/26/10.

(2) Source: Capital IQ.

(3) Source: Ibbotson’s 2010 SBBI Valuation Essentials – long-horizon expected equity risk premium (historical).

(4) Source: Ibbotson’s 2010 SBBI Valuation Essentials – average of size premium for companies with market capitalizations between $76.1 million and $169.5 million.

Project Promotion

Harris Williams&Co.

middle market

CONFIDENTIAL

Earnings Base Comparison

Relative to both the Marketing Case and the September Reforecast, the Current Projections prepared by Promotion management represent more muted growth rates across each major financial metric.

- The Special Committee has instructed HW&Co. to utilize the Current Projections for purposes of its financial analysis.

Summary of Projected Financial Results – Marketing Case, September Reforecast & Current Projections
For the Years Ending December 31, 2010E – 2014P
($ in 000s)

	2010E	2011P	2012P	2013P	2014P	CAGR 2010E-2014P
Net Revenue						
Marketing Case	$120,244	$138,625	$161,648	$182,920	$200,868	13.7%
September Reforecast	$112,935	$130,576	$155,044	$178,286	$199,924	15.3%
Current Projections	$113,003	$121,179	$129,453	$137,398	$145,082	6.4%
% Change - Marketing Case	*(6.0%)*	*(12.6%)*	*(19.9%)*	*(24.9%)*	*(27.8%)*	
% Change - September Reforecast	*0.1%*	*(7.2%)*	*(16.5%)*	*(22.9%)*	*(27.4%)*	
Gross Profit						
Marketing Case	$82,064	$93,874	$111,466	$126,680	$139,118	14.1%
September Reforecast	$76,203	$87,919	$105,350	$122,251	$137,445	15.9%
Current Projections	$76,205	$80,346	$85,532	$90,348	$95,583	5.8%
% Change - Marketing Case	*(7.1%)*	*(14.4%)*	*(23.3%)*	*(28.7%)*	*(31.3%)*	
% Change - September Reforecast	*0.0%*	*(8.6%)*	*(18.8%)*	*(26.1%)*	*(30.5%)*	
Operating Expenses						
Marketing Case	$58,589	$63,195	$69,202	$74,084	$78,597	7.6%
September Reforecast	$55,508	$60,893	$67,086	$72,034	$76,872	8.5%
Current Projections	$55,484	$58,628	$61,724	$64,805	$67,945	5.2%
% Change - Marketing Case	*(5.3%)*	*(7.2%)*	*(10.8%)*	*(12.5%)*	*(13.6%)*	
% Change - September Reforecast	*(0.0%)*	*(3.7%)*	*(8.0%)*	*(10.0%)*	*(11.6%)*	
Adjusted EBITDA						
Marketing Case	$23,475	$30,679	$42,264	$52,595	$60,521	26.7%
September Reforecast	$20,696	$27,026	$38,264	$50,217	$60,573	30.8%
Current Projections	$20,722	$21,718	$23,808	$25,543	$27,638	7.5%
% Change - Marketing Case	*(11.7%)*	*(29.2%)*	*(43.7%)*	*(51.4%)*	*(54.3%)*	
% Change - September Reforecast	*0.1%*	*(19.6%)*	*(37.8%)*	*(49.1%)*	*(54.4%)*	

Source: Promotion management.

Harris Williams & Co. middle market
A - 12
Project Promotion

CONFIDENTIAL

Prospective Buyers' View of September Reforecast

Potential buyers significantly discounted the Company's projections, citing, among other reasons, the following:

- The Company's performance has been volatile from year-to-year.
- The Company's reforecast resulted in an approximately 6% decrease in 2010E revenue and an approximately 12% decrease in 2010E adjusted EBITDA relative to the CIM. Material downward revisions to revenue and adjusted EBITDA were also made for 2011P-2013P.
- The sensitivity of the projections to any one assumption variable is relatively high.
  - Sales force size.
  - Sales force efficiency.
  - ARPM.
  - Marketing Credit funding.
  - Marketing Services profitability.
  - Revenue split (Marketing Credits vs. Marketing Services).
  - Provision for losses.
  - Merchant count.
- The growth in Marketing Services is relatively untested and the viability of management's projected growth within the Marketing Services segment is questionable.
  - Marketing Services merchant count was projected by management to increase to approximately 11,500 by December 2014, a 16.9% CAGR over 2009 and a gross increase of nearly 5,500 merchants over current levels.
- Although the implementation of management's recent initiatives has helped to improve Promotion's earnings and free cash flow, the Company's ability to achieve projected growth targets is uncertain.

Historical and Projected Financial Metrics[1]

	Historical	Projected Period	
Compound Annual Growth	**2006-2009**	**2010-2012**	**2013-2014**
Net Revenue Growth	(5.0%)	17.2%	12.1%
Gross Profit Growth	(5.5%)	17.6%	12.4%
Adjusted EBITDA Growth	(11.3%)	36.0%	20.6%
Gross Profit Margin[2]	*63.1%*	*67.6%*	*68.7%*
Adjusted EBITDA Margin[2]	*13.8%*	*21.2%*	*29.2%*

Source: Promotion management.
(1) Forward projections based on September Reforecast.
(2) Represents average margin over designated period.

Harris Williams & Co. middle market

A - 13

Project Promotion